UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2005

CYGNE DESIGNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22102	04-2843286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

1.01	Entry into a Material Definitive Agreement.

Agreements with Milberg Factors, Inc. (“Milberg”)

In connection with the purchase of certain assets (see Item 2.01 below) of Commerce Clothing Company LLC (“Commerce”) on July 31, 2005, Cygne Designs, Inc. (“Cygne”) entered into a Factoring Agreement (the “Factoring Agreement”) with Milberg. The Factoring Agreement has an initial term of one year and thereafter will be automatically renewed for successive periods of one year unless terminated by Cygne at the conclusion of its initial term or any renewal term by giving Milberg at least sixty (60) days prior written notice; provided, however, that Milberg may terminate the Factoring Agreement at any time during the initial term or any renewal term by giving Cygne at least sixty (60) days prior written notice. Under the Factoring Agreement, Cygne sells to Milberg all Cygne receivables which are acceptable to Milberg. Milberg’s factoring charge is fifty-five one hundredths of one percent (0.55%) of the gross amount of the first $25,000,000 of receivables factored by Milberg in any contract year, forty-five one hundredths of one percent (0.45%) of the next $25,000,000 of receivables factored by Milberg in any contract year, and forty one hundredths of one percent (0.40%) of receivables factored by Milberg in any contract year in excess of $50,000,000, in each case, less any trade and cash discounts to customers. The minimum aggregate factoring charges payable under the Factoring Agreement for each contract year is $95,000.

At the time of purchase of receivables and periodically thereafter, Milberg may in its sole discretion make advances to Cygne. In addition, upon Cygne’s request, Milberg must remit (and at any time in Milberg’s sole discretion Milberg may remit) any money standing to Cygne’s credit on Milberg’s books in excess of a reserve. Milberg may charge interest on any monies remitted or otherwise advanced or charged to Cygne’s account before the collection of receivables. As security for all of Cygne’s obligations to Milberg, Cygne granted to Milberg a continuing security interest in substantially all of its property. Such security interest is senior to the security interest granted to Commerce with respect to the Note.

In connection with the Factoring Agreement, Guez guaranteed Cygne’s obligations to Milberg up to one million dollars ($1,000,000), plus accrued and unpaid interest, plus any costs and expenses of enforcing the guaranty, except that such guaranty is unlimited in the case of fraud. Cygne guaranteed all of Commerce’s obligations to Milberg under Commerce’s separate factoring agreement with Milberg. With respect to Cygne’s guarantee of Commerce’s obligations to Milberg, Commerce and Guez, jointly and severally, provided a guaranty to Cygne with any respect to any payments to Milberg and agreed that Commerce would not incur any future obligations to Milberg, described in Item 2.01 below.

Also in connection with the Factoring Agreement, Commerce agreed to subordinate to Milberg the present and future indebtedness owned to Commerce by Cygne until all of Cygne’s obligations to Milberg made in connection with the Factoring Agreement have been fully paid and discharged.

Termination Agreement with Roy Green

See the description under Item 1.02 below relating to the termination of Roy Green’s current employment agreement and the entry into a new employment arrangement, which description is incorporated herein by reference.

The Asset Purchase Agreement and Related Agreements

The descriptions in Item 2.01 of the following agreements entered into pursuant to the purchase of certain assets of Commerce are incorporated herein by reference:

1. Asset Purchase Agreement

2. Registration Rights Agreement

3. Subordinated Secured Promissory Note

4. Security Agreement

5. Supply Agreement

6. Distribution Agreement

7. Stock Transfer Restriction Agreement

8. Restrictive Covenant Agreement

1.02	Termination of a Material Definitive Agreement.

Termination of Employment Agreement of Roy Green

Upon the closing of the transactions contemplated by the asset purchase agreement (see item 2.01 below), the Employment Agreement between Cygne and Roy Green, Cygne’s Senior Vice President – Chief Financial Officer and Secretary, made as of May 1, 1993 (the “Employment Agreement”), was terminated, except for certain non-compete provisions which survive such termination. Upon termination of the Employment Agreement, Mr. Green became an at-will employee of Cygne with a base salary of $245,000 per annum. Mr. Green continues to serve as Senior Vice President – Chief Financial Officer and Secretary of the Company. Further, at the closing and in lieu of all amounts (including severance) which might have been due and owing to Roy Green under the Employment Agreement, including any amounts which might have been payable in connection with the transactions contemplated by the Agreement (as defined ins Item 2.01 below), Mr. Green was paid a retention bonus of $339,223.

2.01	Completion of Acquisition or Disposition of Assets.

The Asset Purchase Agreement

On July 31, 2005, Cygne, Commerce, and the members of Commerce, including Hubert Guez (“Guez”), Commerce’s managing member and Chief Executive Officer, entered into an asset purchase agreement (the “Agreement”), and simultaneously closed the transactions contemplated thereby, providing for the purchase by Cygne from Commerce of the assets (the “Assets”) used in Commerce’s business of the sale and distribution of branded and private label denim clothing (the “Acquired Business”), which include, among other things, all of Commerce’s (i) tangible personal property, (ii) open purchase orders, (ii) New York showroom leases (for the property located on the forth floor of 215 West 40th Street) and (iii) trademarks and intellectual property associated with the Acquired Business.

The Assets do not include any cash, accounts receivable, prepaid expenses, deposits (other than the lease deposit for the showrooms), inventories or stock of any subsidiaries.

Under the Agreement, Cygne only assumed the following liabilities of Commerce:

1. any and all liabilities, obligations and commitments arising after the Closing under the Commerce agreements included in the Assets (including the Showroom Leases); and

2. any liability or obligation arising from the operation of the Acquired Business, ownership of the Assets or showroom leases after the Closing Date.

In consideration for the Assets, Cygne (i) issued to Commerce 10.5 million shares (the “Shares”) of its Common Stock, $0.01 par value per share (the “Common Stock”), (ii) issued to Commerce a secured subordinated promissory note (the “Note”) in the principal amount of $47.5 million, (iii) paid $2 million in cash at the Closing and (iv) agreed to pay to Commerce $1,750,000 (the “Deferred Purchase Price”) in seven monthly installments of $250,000 each, without interest, on the last day of each month commencing with August 2005; provided that, the first through fifth installments of such monthly payments may be deferred for up to 180 days each, to the extent that the Board of Directors of Cygne determines in its good faith sole discretion that any or all of such first through fifth installments of such monthly payments will adversely affect the business or financial condition of Cygne and its subsidiaries.

Under the Agreement,

1. Cygne offered employment to certain employees of the Acquired Business, effective as of the date (the “Employment Transition Date”) on which Cygne shall have adopted and established a 401(k) plan and group health, dental, life insurance and long-term disability plans that are in the aggregate comparable to the corresponding Commerce plans in which such employees participated immediately prior to the Closing. The parties agreed that such employees will remain in the employment of Commerce until the Employment Transition Date but will perform services and continue to devote all of their time to the Acquired Business until the Employment Transition Date. Such offers of employment are in substantially the same positions and salaries or wage levels, as the case may be, as the employees enjoyed while employed with Commerce immediately prior to the Employment Transition Date.

2. Cygne agreed to propose for approval by its stockholders at the next regularly scheduled Annual Meeting of Stockholders of Cygne a stock incentive plan providing for the grant of incentive and non-qualified stock options or shares of restricted stock to employees, officers, directors and consultants of Cygne, on such terms as Cygne and Commerce shall mutually agree. If the requisite approval of Cygne’s stockholders to adoption of such plan is obtained, Bernard Manuel (“Manuel”), Cygne’s Chief Executive Officer, and Guez shall be ineligible to receive any portion of the initial grants made.

3. Effective on the closing of the transactions contemplated by the Agreement, Cygne’s bylaws were amended to permit stockholders holding a majority of its issued and outstanding capital stock (a) to call a meeting of the Board of Directors upon 48 hours notice to the members of the Board of Directors, and (b) subject to the requirements of SEC Regulations and the rules of any Exchange on which Cygne’s securities are then listed, to nominate directors for election at each annual meeting or to fill vacancies on the board of directors (including vacancies created by an increase in the number of directors).

4. Cygne requested that the Los Angeles offices of Ernst & Young LLP commence the client acceptance process to become Cygne’s auditors with the intention that Ernst & Young LLP be engaged as Cygne’s auditors before October 28, 2005. There is no assurance that Ernst & Young LLP will agree to serve as Cygne’s auditors.

Registration Rights Agreement

In connection with the transactions contemplated by the Agreement, Cygne and Commerce entered into a Registration Rights Agreement, pursuant to which Cygne has the obligation to register the resale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form SB-2, or other similar and applicable form (the “Registration Statement”), which Registration Statement shall be filed no later than August 30, 2005 (the “Filing Date”). Cygne is obligated to use its commercially reasonable efforts to have such Registration Statement declared effective by the Securities and Exchange Commission (“SEC”) no later than October 29, 2005 (or December 28, 2005 if the SEC conducts a “full review” of such Registration Statement) (the “Effectiveness Date”). If: (i) a Registration Statement is not filed on or prior to the Filing Date; except if Commerce fails to provide Cygne with any information that is required to be provided in the Registration Statement with respect to Commerce, including financial statements meeting the requirements of Regulation S-X required to be included in the Registration Statement, in which case the Filing Date shall be extended until five business days following the date of receipt by Cygne of such required information, or (ii) the Registration Statement is not declared effective by the Commission on or before the Effectiveness Date, or (iii) after the Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all securities for which it is required to be effective, or Commerce is not permitted to utilize the prospectus therein to resell such securities, for in any such cases ten business days in the aggregate during any 12-month period (the date on which each such event occurs being referred to as the “Event Date”), then, Cygne would be liable to Commerce for liquidated damages as follows: (x) on the date of each such event (as determined under the Registration Rights Agreement), Cygne must pay to Commerce an amount equal to .05% of the value (based on the average closing price of the Common Stock for the five business days preceding, but not including, the date of the Agreement) of the securities then held by Commerce; and (y) on each monthly anniversary of each such Event Date, (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Commerce an amount in cash equal to .05% of the value (based on the average closing price of the Common Stock for the five business days preceding, but not including, the date of the Agreement) of any securities then held by Commerce. Under the Registration Rights Agreement, the Filing Date and the Effectiveness Date will be extended and no liquidated damages will be due to Commerce (or any other person) if, and to the extent, such extension is due to delays caused by the failure of Commerce to deliver to the Company audited and unaudited financial statements for the Acquired Business which satisfy the requirements of Regulation S-X under the Securities Act in respect of the Registration Statement, or the failure of the independent accountants for Commerce, to deliver to Cygne a comfort letter as to such financial statements.

The Note

The maturity date of the Note is April 30, 2012 (the “Maturity Date”). The Note bears interest at 4.7% per annum, compounded annually. Interest and principal on the Note are payable quarterly commencing on October 31, 2006. The principal amount of the Note is payable as follows: (i) five quarterly payments of $1,500,000 commencing on the October 31, 2006; and (ii) sixteen quarterly payments of $2,500,000 commencing on April 30, 2009, with the final payment to be made on the Maturity Date. Subject to the Subordination Agreement between Commerce and Milberg Factors, Inc. Cygne is required to use fifty percent of the net proceeds of any sale of its debt securities in a public offering or a private placement (but not including any bank debt, debt to any senior lender as set forth in the Note or any other ordinary course short term obligations) or any sale of its equity securities (other than pursuant to the exercise of options to purchase securities) to prepay the Note, with the principal amount of the Note being reduced by the amount of the prepayment at a discount of one percent (1%) of the prepayment.

The Note contains customary events of default, including the bankruptcy of Cygne, a default with respect to another debt in excess of $250,000 which results in the acceleration of such indebtedness or the occurrence of a change of control (as defined by Cygne).

Notwithstanding anything in the Note to the contrary and, in addition to any notices required under the particular Events of Default described above, no breach of any representation, warranty or covenant set forth in the Agreement or other agreements contemplated by the Agreement (other than the Note or the Security Agreement (as defined below)), any financial statement, or any certificate furnished by Cygne to Commerce will constitute an Event of Default under the Note unless and until (i) the existence of such breach has been determined by a final, non-appealable judgment of a court of competent jurisdiction and (ii) written notice has been furnished and 45 days have elapsed and such breach has not been cured; and non-payment of the Deferred Purchase Price under the Agreement, if such non-payment is in accordance with the subordination provisions set forth in the Agreement, shall not constitute an Event of Default under the Note.

Notwithstanding anything to the contrary in the Note, no payment in respect of the indebtedness evidenced by the Note, including any scheduled payment of principal and/or interest or any prepayment, may be made by Cygne or accepted by Commerce, except as expressly permitted pursuant to the Factoring Agreement, as described above.

Cygne’s obligations under the Note are secured by a pledge of the trademarks purchased by Cygne under the Agreement, pursuant to a Security Agreement (the “Security Agreement”) entered into with Commerce.

The Supply Agreement

In connection with the Agreement, Cygne entered into a supply agreement (the “Supply Agreement”) with AZT International S. de R.L. de C.V. (“AZT”), an affiliate of Commerce. Under the Supply Agreement, AZT will manufacture and supply Cygne with its entire requirements of branded and private label denim apparel of the type sold by Commerce (“Denim

Products”) until at least July 31, 2007. Pricing under the Supply Agreement is based on providing Cygne with certain gross margins on resales of its Denim Products. Although AZT is obligated to deliver Denim Products ordered by Cygne under the Supply Agreement, Cygne has no obligation to source Denim Products from AZT.

In the event that, at any given time, purchase orders outstanding from Cygne equal or exceed $7.5 million, Cygne will advance to AZT 50% of any such amounts exceeding $7.5 million in order to finance production.

The Distribution Agreement

In connection with the Agreement, Cygne entered into a distribution agreement (the “Distribution Agreement”) with Commerce. Under the Distribution Agreement, Commerce shall provide Cygne with certain distribution and operations services with respect to the Denim Products until July 31, 2007. As consideration for the services provided under the Distribution Agreement, Cygne will pay Commerce a fixed rate per apparel unit of Fifty Cents ($0.50), subject to increase based upon certain economic factors.

During the term of the Distribution Agreement , Cygne’s personnel and/or its agents and representatives shall have the right to inspect Commerce’s records relating to the Distribution agreement and the services provided therein, and perform inventory audits with respect to the inventory held by Commerce on behalf of Cygne, upon at least ten (10) days prior written notice to Commerce, during regular business hours, and not more frequently than once per each of Cygne’s fiscal quarters. Cygne shall, at the end of each of the second and fourth quarters, take an accounting of the inventory held by Commerce on behalf of Cygne. Overages and shortages will be balanced to a net result at the end of each fiscal year of Cygne during the term of the Distribution Agreement.

If there is a net shortage of units after the overages and shortages have been balanced to a net result, then, within 10 tens after the parties’ mutual agreement on the determination of the net shortage determination, Commerce shall pay to Cygne an amount equal to the direct and invoiced manufacturing costs actually incurred by Cygne in connection with the units included in such net shortage (the “Shortage Payment”).

In the event there is a net shortage of units and any of the units included in such shortage are subsequently located causing a net overage of units after the overages and shortages have been balanced to a net result at the end of any fiscal year, then Cygne shall reimburse Commerce for that portion of the Shortage Payment made to Cygne by Commerce applicable to the units included in such net overage, with reasonable deductions for the aging of the units.

The Stock Transfer Restriction Agreement

Manuel entered into an agreement with Guez (the “Transfer Restriction Agreement”) providing that, until the earlier to occur of the following: (i) a “change of control” of Cygne as defined under Section 382 of the Internal Revenue Code of 1986, as amended, or (ii) the Common Stock is traded on any stock exchange, market or trading facility on which the shares are traded at a minimum price of $8.00 per share (a “Trigger Event”), subject to certain exceptions for, among other things, transfers to affiliates, neither Guez nor Manuel shall, at any time prior to June 30, 2008 (the “Restricted Period”), directly or indirectly, cause or permit any transfer of all or any portion of 4,946,975 shares of Common Stock held of record or beneficially owned by him. Mr. Manuel currently owns 4,946,975 shares of Common Stock and to Cygne’s knowledge Mr. Guez beneficially owns 10,545,000 shares of Common Stock.

At any time following the tenth calendar day after the occurrence of a Trigger Event, during the Restricted Period, each of Guez and Manuel shall have the right (subject to Rule 144 under the Securities Act and any other applicable restrictions under the Securities Act), at his sole option, to transfer up to an aggregate of 1,000,000 shares beneficially owned by him to any person; provided that Guez, in his sole discretion, upon written notice to Manuel within five calendar days after the occurrence of a Trigger Event (the “Moratorium Notification”), shall have the right to defer such transfer rights for a period of up to one year from the date of the Trigger Event (the “Deferral Term”), in which case neither Guez nor Manuel shall have the right to exercise his transfer rights until expiration of the Deferral Term.

In the event of a Trigger Event, each of Guez and Manuel shall have the following additional Transfer rights during the Restricted Period:

(i) In the event Guez has not timely issued a Moratorium Notification, during each three-month period following the Trigger Event, each of Guez and Manuel shall have the right, at his sole option, to transfer up to an aggregate of 250,000 additional shares to any person (subject to Rule 144 under the Securities Act and any other applicable restrictions under the Securities Act); or

(ii) In the event Guez has timely issued a Moratorium Notification, during each three-month period commencing six calendar months after the occurrence of a Trigger Event, each of Guez and Manuel shall have the right, at his sole option, to transfer up to an aggregate of 250,000 additional shares to any Person (subject to Rule 144 under the Securities Act and any other applicable restrictions under the Securities Act).

Unsold portions in any three-month period will be carried over for the purpose of increasing the maximum 250,000 aggregate share amount in any subsequent three-month period.

Upon the written request of Manuel, promptly upon issuance of a Moratorium Notification, Guez shall lend $1.6 million to Manuel, which loan shall bear interest at the rate of 4% per annum, compounded annually, and be secured by a pledge by Manuel of 500,000 shares. Guez’s sole remedy in the event that Manuel defaults under the loan shall be Guez’s right to exercise all rights of a secured party under the law with respect to the collateral. The unpaid principal and accrued interest on the loan shall mature on June 30, 2008

Restrictive Covenant Agreement

In connection with the closing of the transactions contemplated by the Agreement, Guez entered into a Restrictive Covenant Agreement providing that, for a period of five years following the closing, neither Mr. Guez nor any company directly or indirectly controlled by Mr. Guez or members of his immediate family will compete with the business of Cygne following the Closing (as such business is operated by Cygne or Commerce immediately prior to the Closing) with respect to the sale of Denim Products (other than in respect of companies or businesses acquired by Cygne); provided that (a) nothing shall prevent AZT from continuing to manufacture Denim Products for and on behalf of any party, subject to its ability to fulfill its obligations under the Supply Agreement and (b) nothing shall prevent Mr. Guez from acting as a third party investment banker or advisor with respect to finding, buying, selling or otherwise packaging and marketing companies, including, without limitation, Denim Product companies for purchase or sale. In return for such non-competition agreement, for a period of five years following the Closing, Cygne will pay to Mr. Guez one percent (1%) of Cygne’s net sales, not including non-denim sales to New York and Co. and not including sales of Denim Products resulting from subsequent business acquisitions). Mr. Guez will have the right to renew the Restrictive Covenant Agreement, including the non-compete and the royalty, for an additional period of five years, upon ninety days prior written notice to Cygne.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Factoring Agreement and the Note contained in Items 1.01 and 2.01 above are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the issuance of the Shares at the Closing of the purchase of the Assets as contemplated by the Agreement, contained in Item 2.01 above, is incorporated herein by reference.

The issuance of the Shares at the Closing of the purchase of the Assets as contemplated by the Agreement was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the Shares does not involve a public offering. No underwriters were involved in this transaction.

Item 5.01	Changes in Control of the Registrant.

The description of the Agreement contained in Item 2.01 above is incorporated herein by reference.

As of July 31, 2004, Commerce beneficially owned 10,500,000 shares of Common Stock, which constitutes approximately 45.7% of Cygne’s voting securities and Mr. Guez, as the owner of 32.2% of the membership interests of Commerce and the as the Manager of Commerce beneficially owns 10,545,000 shares of Common stock, which constitutes approximately 45.9% of Cygne’s voting securities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant amended its Bylaws effective July 31, 2005 in connection with the closing of the transactions contemplated by the Agreement. The amendment permits stockholders holding a majority of Cygne’s issued and outstanding capital stock (a) to call a meeting of Cygne’s Board of Directors upon 48 hours notice to the members of the Board of Directors, and (b) subject to the requirements of SEC Regulations and the rules of any Exchange on which

Cygne’s securities are then listed, to nominate directors for election at each annual meeting or to fill vacancies on the board of directors (including vacancies created by an increase in the number of directors). As permitted by Delaware law, the amendment did not require shareholder approval.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired*

(b)	Pro Forma Financial Information*

(c)	Exhibits

See Exhibit Index.

*	To be filed by Amendment.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of July 31, 2005, by and among Commerce Clothing Company LLC, Hubert Guez, 215 GZ Partners, Guez Living Trust dated December 6, 1996, Griffin James Aron Guez Irrevocable Trust dated January 1, 1996, Stephan Avner Felix Guez Irrevocable Trust dated January 1, 1996 and Cygne Designs, Inc.

3.1	Amendment to Bylaws of Cygne Designs, Inc., effective as of July 31, 2005.

10.1	Registration Rights Agreement, dated as of July 31, 2005, by and between Commerce Clothing Company LLC and Cygne Designs, Inc.

10.2	Subordinated Secured Promissory Note, dated as of July 31, 2005, to Commerce Clothing Company LLC in an original principal amount of $47,500,000

10.3	Security Agreement, dated as of July 31, 2005, by and between Commerce Clothing Company LLC and Cygne Designs, Inc.

10.4	Stock Transfer Restriction Agreement, dated as of July 31, 2005, by and among Commerce Clothing Company LLC, Bernard Manuel and Cygne Designs, Inc.

10.5	Supply Agreement, dated as of July 31, 2005, by and between AZT International S. de R.L. de C.V. and Cygne Designs, Inc.

10.6	Restrictive Covenant Agreement, dated as of July 31, 2005, between Hubert Guez and Cygne Designs, Inc.

10.7	Distribution Agreement, dated as of July 31, 2005, by and between Commerce Clothing Company LLC and Cygne Designs, Inc.

10.8	Factoring Agreement, dated as of July 31, 2005, by and between Milberg Factors, Inc., and Cygne Designs, Inc.

10.9	Security Agreement – Goods and Chattels, dated as of July 31, 2005, by and between Milberg Factors, Inc. and Cygne Designs, Inc.

10.10	Security Interest in Inventory Under Uniform Commercial Code Supplement to Financing or Factoring Contract, dated as of July 31, 2005, by and between Milberg Factors, Inc. and Cygne Designs, Inc.

10.11	Guaranty, dated as of July 31, 2005, by Cygne Designs, Inc. in favor of Milberg Factors, Inc.

Exhibit No.	Description
10.12	Client Subordination Agreement, dated as of July 31, 2005, by and between Commerce Clothing Company LLC and Cygne Designs, Inc.

10.13	Letter Agreement, dated as of July 31, 2005, by and between Roy Green and Cygne Designs, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2005	CYGNE DESIGNS, INC.

	By:	/s/ ROY E. GREEN
	Name:	Roy E. Green
	Title:	Chief Financial Officer